EMPLOYMENT AGREEMENT

            This agreement (hereinafter the "Agreement") entered into as of the 1st day of May, 1996, by and between USA FINANCE, INC., a Delaware corporation (the "Company"), and STEPHEN E. MICHAELSON, a resident of Florida ("Michaelson").

                              W I T N E S S E T H:

            WHEREAS, the Company and Michaelson desire to enter into this Agreement to establish the terms under which Michaelson will be employed by the Company.

            NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                              EMPLOYMENT AND DUTIES

      1.1 The Company agrees to and does hereby employ Michaelson as the Chief Executive Officer of the Company and further agrees to appoint Michaelson to the Board of Directors of the Company, and Michaelson agrees to and does hereby accept employment from the Company in the capacity of Chief Executive Officer, for the three (3) year period commencing on May 1, 1996, (the "Employment Date") and ending on April 30, 1999, or the earlier termination of this Agreement as provided for herein (the "Employment Period").

      1.2 Michaelson shall devote his full time and best efforts, skill, and attention to the business and affairs of the Company, and shall perform and carry out for the Company such duties and responsibilities which are consistent with his position as the Chief Executive Officer and otherwise as the board of directors of the Company (the "Board") shall direct. Such duties shall include, but shall not be limited to: (1) the supervision of other employees of the Company, (2) promotion of the Company and its services, and (3) when necessary, making recommendations to the Board concerning the operations of the Company. Michaelson shall extend his best efforts to execute upon the Company's annual business plan and budget, to the extent such a business plan and budget are developed by the Company and adopted by the Board.

      1.3 During the Employment Period, Michaelson shall not engage in any commercial activities which in any way compete with the business of the Company or which in any way interfere with the performance of his duties as assigned.


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                                    ARTICLE 2
                                  COMPENSATION

      2.1 As compensation for the services to be rendered by Michaelson to the Company hereunder, the Company agrees to compensate Michaelson at an annual base salary in an amount equal to $94,000. Michaelson's salary shall be payable biweekly or at such other regular intervals as the Company shall determine to pay all of its other employees. Commencing on the 60th day after the Company has obtained additional bank financing in the sum of at least $15,000,000 , Michaelson's annual base salary shall be increased to $114,000.

      2.2 As additional compensation hereunder, the Company shall grant to Michaelson stock options (the "Options") to purchase a total of 410,000 shares of the Company's common stock (the "Option Shares") in accordance with the terms and conditions as set forth in a certain Stock Option Agreement (the "Option Agreement") by and between the Company and Michaelson dated even date herewith.

                                    ARTICLE 3
                         WORKING CONDITIONS AND BENEFITS

      3.1 During the Employment Period, Michaelson shall be entitled, subject to the terms and conditions of the particular plan and programs, to all fringe benefits programs generally made available to all other senior executives of the Company, including, the right to participate in any pension, profit sharing, retirement, major medical, group health, disability, accident and life insurance. In view of Michaelson's need to frequently utilize his automobile for Company business, the Company has also agreed to pay the insurance on the automobile utilized by Michaelson for Company business which amount shall not exceed $1,200 per annum.

      3.2 Michaelson shall receive four weeks of vacation with full pay for each 12 month period during the term of this Agreement provided however, that no more than two weeks of vacation shall be taken consecutively or within any two -month period without approval by an affirmative vote of a majority of the Board.

      3.3 Michaelson shall be employed by the Company at executive offices maintained by the Company. Michaelson shall travel on the Company's behalf to the extent reasonably necessary.

      3.4 The Company shall provide to Michaelson, to the fullest extent provided for under the laws of the Company's state of incorporation and the Company's By-laws, indemnification for any claim or lawsuit which may be asserted against Michaelson when acting in such capacity for the Company, provided that said indemnification is not in violation of any of the following:
(a) Federal or state law or (b) rule or regulation of the Securities and Exchange Commission.

      3.5 The Company shall reimburse Michaelson upon submission of appropriate receipts, for all moving expenses incurred by Michaelson in connection with the relocation of his principal residence from Connecticut to Florida to begin employment with the Company.


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      3.6 The Company will pay or reimburse Michaelson for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties hereunder, including all of his travel, hotel, meal and other incidental expenses during his travel on behalf of the Company. Michaelson shall keep detailed and accurate records of expenses incurred in connection with the performance of his duties hereunder and reimbursement therefor shall be in accordance with policies and procedures to be established from time to time by the Board.

      3.7 The Company shall use its best efforts to cause Michaelson to be nominated for election to the Company's Board of Directors at each annual meeting of the Company's stockholders during the term of this Agreement.

                                    ARTICLE 4
                                   TERMINATION

      4.1 At any time during the Employment Period, upon approval by the affirmative vote of at least seventy-five percent of the members of the Board, the Company shall have the right to terminate Michaelson's employment under this Agreement for any reason by providing Michaelson with thirty (30) days notice. Upon any termination of Michaelson's employment by the Company prior to April 30, 1999, other than for cause, death or disability, Michaelson shall be entitled to: (i) received a severance payment equal to three (3) months salary at the rate in effect on the date Michaelson receives notice of the termination; and (ii) receive reimbursement of all moving expenses, upon submission of appropriate receipts, for the relocation of his principal residence from Florida to Connecticut, provided such relocation occurs within twelve months from the date of termination.

      4.2 At any time during the Employment Period, the Company may terminate this Agreement for cause without notice upon the affirmative vote of a majority of the Board. For purposes of this Agreement, "cause" shall include: (i) a material breach of this Agreement, (ii) failing to substantially conform to a material policy of the Company within 30 days after receiving written notice of a violation thereof, (iii) committing a fraud or act of dishonesty which would discredit or have an adverse effect or impact on the Company, and (iv) any act of willful misconduct, malfeasance, misfeasance or nonfeasance while in the Company's employ. However, "cause" shall not include disagreements with the Company over business strategies, policies or procedures or innocent errors of omission or commission. In the event of termination of this Agreement for cause, the Company shall only be obligated to pay Michaelson's salary through the date of such termination.

      4.3 In the event of Michaelson's death during the Employment Period, this Agreement shall terminate and Michaelson's right to receive compensation hereunder shall cease, except that Michaelson's personal representative(s) shall be entitled to receive Michaelson's salary in effect on the date of termination pursuant to Paragraph 2.1 hereof pro-rated through the date of death.

      4.4 In the event that Michaelson shall be determined to be "disabled" (as hereinafter defined), the Company shall have the right to terminate Michaelson's employment under this


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

Agreement. In such event, the Company shall give written notice to Michaelson specifying the reason for such termination and the date on which the termination of Michaelson's employment shall be effective (which date shall not be less than thirty (30) days after the date of notice). In the event that Michaelson's employment shall be terminated as a result of his becoming disabled, Michaelson shall continue to receive all of his salary as if Michaelson was terminated for reasons other than for cause pursuant to Paragraph 4.1 hereof; provided, however, that Michaelson's salary shall be reduced by any amounts received by Michaelson under any policy or policies of disability income insurance the premiums for which were paid by the Company. Michaelson shall be determined to be "disabled" upon the date that Michaelson is declared legally incompetent under the laws of the State of Florida, or on the date that the Company receives a written opinion from a physician designated by the Company to the effect that Michaelson has incurred a mental or physical condition that can reasonably be expected to prevent him from carrying out his material duties under this Agreement for a period of three months or longer from the date of such opinion. Michaelson hereby covenants and agrees to cooperate with any physician so designated by the Company to determine whether he is disabled, provided that any physician so designated shall consult with any physician designated by (or on behalf of) Michaelson.

      4.5 Termination of Michaelson's employment shall not operate to relieve him of any remaining obligations hereunder, including, but not limited to,
Article 5 hereof, and all such obligations are binding upon his heirs, executors, administrators or other legal representatives. This Agreement is personal to Michaelson and may not be assigned by him without the prior written consent of the Company.

                                    ARTICLE 5
                    CONFIDENTIALITY, NON-COMPETE AND NO RAID

      5.1 During the Employment Period and at all times hereafter, Michaelson shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any subsidiary thereof, or any successors in interest thereof (collectively, the "Company Group"), any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, inventions, or other confidential knowledge or processes of or developed by a member of the Company Group, or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other information relating to or dealing with the business operations or activities of a member of the Company Group, made known to Michaelson or learned or acquired by Michaelson while employed by the Company. All advertising, sales, marketing and other materials or articles of information, including without limitation customer sales analyses, invoices, price lists or information, samples or any other materials or data of any kind furnished to Michaelson by Company or developed by Michaelson or otherwise in connection with Michaelson's services hereunder are and shall remain the sole and confidential property of the Company. If Company requests the return of such materials at any time during or at or after the termination of Michaelson's employment, Michaelson shall immediately deliver the same to the Company.


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      5.2 During the Employment Period and for the two-year period thereafter,
Michaelson shall not enter into any employment, consulting arrangement, agency or association with, or engage in as proprietor, partner, stockholder or other like capacity of, any business or activity that engages in a business similar to or competitive with any business undertaken by the Company except as a stockholder in a publicly held corporation in which Michaelson does not own more than 5% of any class of stock.

      5.3 In consideration of the transactions contemplated by this Agreement, Michaelson agrees that he shall not, during the two-year period immediately following the date of his termination of employment for any reason, directly or indirectly induce or attempt to influence any current or future employee of the Company or any subsidiary thereof, or any successors in interest of the Company (collectively the "Company Group") to terminate his or her employment with a member of the Company Group. Michaelson hereby agrees that a breach of this covenant will, among other remedies, require him to forfeit all severance and other payments received or to be received by him as a result of his termination of employment pursuant to Article 4 hereof.

      5.4 It is the desire and intent of the parties to this Agreement that the provisions of this Article 5 shall be enforced to the fullest extent permissible under the laws of the State of Florida. If any particular provisions or portion of this Article shall be adjudicated to be invalid or unenforceable, this Article shall be deemed amended to delete therefrom or restrict the application of such provision or portion adjudicated to be invalid or unenforceable to the extent (but only to the extent) required to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such Article in the particular jurisdiction in which such adjudication is made.

                                    ARTICLE 6
                                     NOTICES
                                       as

      6.1 All notices required or permitted under this Agreement shall be in writing and delivered by any method providing for proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to the parties at the following addresses until a different address has been designated by notice to the other party:

            If to the Company:

                     USA Finance, Inc.
                     1111 Park Centre Road
                     Miami Beach, FL  33169

            If to Michaelson:

                     Stephen E. Michaelson
                     1910 S.W. 6th Place
                     Boca Raton, FL  33486


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                                    ARTICLE 7
                                  MISCELLANEOUS

      7.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      7.2 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced. This Agreement supersedes all prior understandings, negotiations and agreements relating to the subject matter hereof.

      7.3 Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

      7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be performed entirely within such state.

      7.5 Headings. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

      7.6 Severability. If any provision herein contained shall be held to be illegal, invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect and, such holding shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision shall be held to be invalid, illegal or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

      7.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and upon Michaelson, and his executors, administrators, legal representatives, heirs and assigns.

      7.8 Arbitration. Any controversy, claim or dispute arising between the parties hereto including, but not limited to, those arising out of or related to this Agreement or Michaelson's employment with the Company shall be determined by binding arbitration applying the laws of the State of Florida as set forth in
Section 7.4 hereof. Any arbitration pursuant to this Agreement shall be conducted in the county in which the headquarters of the Company is located, which as of the date hereof is Date County, State of Florida, under the rules of the American Arbitration Association. The arbitration and any award rendered therein shall be final and binding upon the parties and may be entered in any court of competent jurisdiction. Nothing in this Section 7.8 will prevent either party from resorting to judicial proceedings of interim injunctive relief under the laws of the State of Florida from a court of competent jurisdiction is necessary to prevent a serious and irreparable injury to one of the parties.


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      7.9 Waiver. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. To be effective, any waiver must be contained in a written instrument signed by the party waiving compliance by the other party of the term or covenant as specified. The waiver by either party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the day first above written.


                                        USA FINANCE, INC.


                                        By: /s/ Mark Margolis, President
                                           ------------------------------------


                                        STEPHEN E. MICHAELSON

                                        /s/ Stephen E. Michaelson
                                        ---------------------------------------
                                        Signature


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